Exhibit 21.1
List of Subsidiaries of Cowen Group, Inc.
(as of December 31, 2013)

Name of Subsidiary	Jurisdiction
ATM USA, LLC	Delaware
Algorithmic Trading Management, LLC	Delaware
Algo Trading Management Inc.	New Jersey
Born RCG Re SCA	Luxembourg
Clemency RCG Re SCA	Luxembourg
Cowen Alternative Investments, LLC	Delaware
Cowen and Company, LLC	Delaware
ATM Execution LLC (f/k/a Cowen Capital LLC)	New York
Cowen Capital Partners II, LLC	Delaware
Cowen DR Acquisition Company LLC	Delaware
Cowen Equity Finance Group LLC	Delaware
Cowen Equity Finance LP	Delaware
Cowen Financial Technology LLC	Delaware
Cowen Holdings, Inc.	Delaware
Cowen International Limited	England and Wales
Cowen and Company (Asia) Limited	Hong Kong
Cowen Asia Limited	Hong Kong
Cowen Latitude Capital Group, LLC	Delaware
Cowen Investment Consulting Co., Ltd.	China
Cowen Overseas Investment LP	Cayman Islands
Cowen Services Company, LLC	Delaware
Cowen Structured Holdings Inc.	Delaware
Cowen Structured Holdings LLC	Delaware
Cowen Structured Products Specialists, LLC	Delaware
Healthcare Royalty Management, LLC	Delaware
Larochette RCG Re SCA	Luxembourg
October LLC	Delaware
Ramius Advisors, LLC	Delaware
Ramius Alternative Solutions LLC	Delaware
Ramius Asia LLC	Delaware
Ramius Enterprise Investments Gibraltar Ltd	Gibraltar
Ramius Enterprise Luxembourg Holdco SARL	Luxembourg
Ramius Enterprise Luxembourg Holdco II SARL	Luxembourg
Ramius Enterprise Master Fund Ltd	Cayman Islands
Ramius LLC	Delaware
Ramius Optimum Investments LLC	Delaware
Ramius Structured Credit Group LLC	Delaware
Ramius Trading strategies LLC	Delaware
RCG LV Pearl LLC	Delaware
RCG Insurance Company	New York
RCG RE Manager LLC	Delaware
RCG Re S.a.r.l.	Luxembourg

Exhibit 21.1
List of Subsidiaries of Cowen Group, Inc.
(as of December 31, 2013)
(continued)

Name of Subsidiary	Jurisdiction
Ramius UK Limited	England
Ramius V&O Holdings LLC	Delaware
Schengen RCG Re SCA	Luxembourg
Starboard Value LP	Delaware
Starboard Value A LP	Delaware
Vianden RCG Re SCA	Luxembourg
Wiltz RCG Re SCA	Luxembourg